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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 3, 2000, with respect to the consolidated financial statements of Paging Network, Inc. as of December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999, in the Joint Proxy Statement of Arch Communications Group, Inc. and Paging Network, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Arch Communications Group, Inc. for the registration of shares of common stock of Arch Communications Group, Inc. to be exchanged for all the outstanding common stock of Paging Network, Inc. (the Registration Statement).



     We also consent to the use of our report dated February 12, 1999, except for the eighth paragraph of Note 1, and the second paragraph of Note 6, as to which the date is March 26, 1999, and the ninth paragraph of Note 1, as to which the date is April 12, 1999, with respect to the financial statements of MobileMedia Communications, Inc. as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, in the Registration Statement.



     We also consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 3, 2000, with respect to the financial statements of Vast Solutions, Inc., a wholly-owned subsidiary of Paging Network, Inc., as of December 31, 1998 and 1999, and for the period September 1, 1998 (inception) through December 31, 1998, the year ended December 31, 1999, and the period September 1, 1998 (inception) through December 31, 1999, and our report dated December 23, 1999, with respect to the financial statements of Silverlake Communications, Inc. as of December 31, 1997, and December 9, 1998, and for the year ended December 31, 1997, and the period January 1, 1998, through December 9, 1998, in Annex F to the Registration Statement.



                                                 /s/ ERNST & YOUNG LLP

                                          --------------------------------------


Dallas, Texas


May 10, 2000